Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 14, 2000 relating to the consolidated financial statements which appear in First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 14, 2000 relating to the financial statement schedule, which also appears in the Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.

                                       /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
September 7, 2000